UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

APT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

505 Montgomery Street, 11th Floor San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 200-1105

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 4.01   Changes in Registrant’s Certifying Accountant.

On February 6, 2019 (the “Engagement Date”), the Company engaged M&K CPAS, PLLC (“M&K“) as its independent registered public accounting firm for the Company’s fiscal year ended January 31, 2019. The decision to engage M&K as the Company’s independent registered public accounting firm was deemed appropriate and was also approved by the Company’s Audit Committee.

During the two most recent fiscal years and through to the Engagement Date, the Company has not consulted with M&K regarding either:

1.

the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that M&K  concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue;

or

2.

any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APT SYSTEMS, INC (Registrant)

By:	/s/ Glenda Dowie
Name:	Glenda Dowie
Title:	CEO

By:	/s/ Carl Hussey
Name:	Carl Hussey
Title:	CFO

Dated: February 7, 2019